Exhibit 99.1	NEWS RELEASE RARE ELEMENT RESOURCES LTD TSX: RES & NYSE Amex: REE March 26, 2012 Ref: 7-2012

Rare Element Reports Additional 2011 Rare Earth Element and Gold Drilling Results

• Confirms Previously Reported HREE-Enrichment Targets

Lakewood, Colorado - Rare Element Resources Ltd. (NYSE Amex: REE; TSX: RES) is pleased to announce rare earth element (REE) and gold assay results from 29 additional drill holes that were completed during the 2011 core drilling program at the Company’s 100% owned Bear Lodge property, located in northeastern Wyoming, USA. These results include 15 drill holes from the Bull Hill resource area, six drill holes from the Whitetail Ridge area, four drill holes from the East Taylor target area, and four drill holes from the Carbon target area. Three drill holes from the 2011 program remain to be assayed.

Dr. Jim Clark, Vice President of Exploration for the Company stated, “Our 2011 drilling results confirm the continuity of the mineralized bodies, and we have continued to significantly expand the resource. We are excited about the prospect of delineating another resource that exhibits the potential for higher grades of HREE at Whitetail Ridge, East Taylor and Carbon. We feel that the district has tremendous upside potential.”

Whitetail Ridge Resource Area

	Interval		Grade	
Drill Hole	Feet	Meters	TREO (%)	Au (g/t)
RES11-15	39	12	2.43%	
	36	11	3.06%	
RES11-29	22	7	2.95%	
	43	13	2.00%	
RES11-34	28	9	3.03%	
RES11-47	70	21		0.714
	38	12		0.695
RES11-54	163	50		0.750
	73	22		1.074

East Taylor Target Area

	Interval		Grade	
Drill Hole	Feet	Meters	TREO (%)	Au (g/t)
RES11-28	39	12	2.06%	
	22	7	3.00%	
	267	81		0.921
RES11-31	36	11	3.86%	
	186	57		0.810
RES11-32	45	14	2.60%	
	134	41		0.740
RES11-57	53	16	3.42%	
RES11-57A	52	16	3.78%	
RES11-60	32	10	3.21%

DRILLING RESULTS

The RE mineralization intersected in the 29 drill holes is contained primarily within the near-surface oxidized (FMR) in fully oxidized but incompletely leached equivalents of carbonatite dikes (oxide carbonate/OxCa). These dikes are widespread in the district and concentrated in dike swarms and stockwork zones on the Bull Hill, Bull Hill West, Whitetail Ridge, East Taylor and Carbon resource and target areas (Figure 1). Overlapping gold mineralization in the Whitetail Ridge, East Taylor and Carbon areas is contained in the FMR and OxCa dikes and stockwork, and in the alkali silicate host rocks. FMR refers to the major constituents of the highly oxidized, former carbonatite dikes that occur in a depth range from surface to 300-500ft/91-152m beneath the surface—F(FeOx)-M(MnOx)-R(REE minerals) (FMR).

Bull Hill Resource Area (now includes Bull Hill West)

Highlights from the Bull Hill area drill holes are summarized below.

Bull Hill Resource Area

Drill Hole	Interval From Ft	Interval From M	Interval To Ft	Interval To M	Intercept Ft	Intercept M	Est True Thickness Ft	Est True Thickness M	Mineralized Lithology	Grade TREO (%)
RES11-23	124	38	175	53	51	16	17.5	5.3	Oxide FMR dikes; FMR, clay veins and stockwork	4.35%
	644	196	648	198	4	1	3.5	1.1	Oxide dike	4.35%
	845	258	851	259	4	1	2.8	0.9	Oxide dike	4.35%
RES11-36	289	88	297	91	8	2	6.2	1.9	Oxide dike and stockwork	2.36%
	461	141	465	142	4	1	3.1	0.9	Oxide dike	13.89%
	506	154	511	156	5	2	3.9	1.2	Oxide dike	2.04%
	539	164	550	168	11	3	8.5	2.6	Oxide dike	2.00%
	772	235	779	237	7	2	5.4	1.6	Oxide dike	8.62%
RES11-37	40	12	60	18	20	6	14.0	4.3	FMR dike and stockwork	2.33%
	110	34	134	41	24	7	16.6	5.1	FMR dike and stockwork	2.79%
RES11-38	34	10	87	27	54	16	46.5	14.2	Oxide dike, FMR and clay veins	2.19%
	205	62	274	84	69	21	48.8	14.9	Oxide FMR dike, FMR and clay stockwork and veins	5.40%
	284	87	341	104	57	17	40.3	12.3	Oxide FMR and clay stockwork and veins	4.88%
	404	123	423	129	19	6	14.6	4.5	Oxide FMR and clay stockwork and veins	2.44%
	521	159	528	161	7	2	5.4	1.6	Oxide FMR dike	12.96%
RES11-40	41	12	70	21	30	9	22.7	6.9	Oxide FMR dikes and stockwork	2.51%
	117	36	137	42	20	6	14.1	4.3	Oxide FMR dike	7.13%
	320	98	324	99	5	2	3.2	1.0	Oxide FMR stockwork; clay veins	2.69%
RES11-41	581	177	588	179	7	2	6.1	1.9	Oxide FMR dike and veins	2.83%
	607	185	624	190	17	5	16	4.9	Oxide FMR dikes and stockwork	2.41%
	667	203	671	205	4	1	3.8	1.2	Oxide FMR dike	8.80%
RES11-43	224	68	238	73	14	4	9.9	3.0	Oxide FMR stockwork	2.31%
	288	88	309	94	21	6	14.8	4.5	Oxide FMR dike and stockwork	3.38%
	452	138	458	140	6	2	5.22	1.6	Oxide FMR veins and stockwork	3.07%
	476	145	609	186	133	41	94	28.7	Oxide FMR dikes, veins, stockwork	3.44%
	672	205	698	213	26	8	18.4	5.6	Oxide FMR stockwork	2.17%
	722	220	828	252	106	32	92.2	28.1	Ox-Ca dikes	2.48%
	960	293	1033	315	73	22	56.2	17.1	Ox-Ca dikes, veins, stockwork	2.04%
RES11-44	20	6	118	36	98	30	69.3	21.1	Oxide FMR stockwork	2.25%
	213	65	223	68	10	3	6.7	2.0	Ox-Ca stockwork	2.59%
	282	86	298	91	16	5	11.3	3.4	Oxide FMR stockwork	2.04%
	415	126	432	132	16	5	11.7	3.6	Ox-Ca dike	2.38%
	445	136	452	138	7	2	4.9	1.5	Ox-Ca dike	2.43%
	796	243	811	247	15	5	10.6	3.2	Oxide FMR dike	2.49%
	869	265	876	267	8	2	5.3	1.6	Oxide FMR stockwork	7.73%

Eight of the 15 holes in the Bull Hill Resource Area were drilled along a prescribed NE-SW grid at azimuths of 045° and 225°. Holes were also drilled along azimuths of 090° (one hole), 270° (two holes), and 270° (four holes) in order to test for mineralized bodies directed along structures divergent from the main trend of mineralization (Figure 1).

Whitetail Ridge Resource Area

RE mineralization in and adjacent to the Whitetail Ridge Resource Area occurs dominantly NW-trending dikes, veins and stockwork zones. The six holes were drilled along a prescribed NE-SW grid at azimuths of 045° or 225°. The highlights from the Whitetail Ridge area drill holes are summarized in the following table. Two of the drill holes contain significant intercepts of gold mineralization hosted in FMR stockwork and diatreme breccia.

East Taylor Target Area

The East Taylor target is located approximately 2,500ft/760m west of the main Bull Hill RE deposit and 2,500ft/760m southwest of the Whitetail Ridge deposit (Figure 1). The zone appears to have an easterly strike, as opposed to the dominant northwesterly and northerly mineralized structures in the Bull Hill-Whitetail Ridge deposits. Preliminary geological mapping and projection of FMR intercepts in drill holes suggest that the REE mineralization consists of dikes and adjacent stockwork with dimensions of more than 700ft/210m east-west by 250ft/75m north-south, and the mineralization is open to the east. Results from six core drill holes drilled at the East Taylor target area are reported here and augment the results from the three core holes reported in a 4 August 2011 press release. The core holes were drilled to follow up results from reverse circulation drill hole SUN-090. This hole was collared east of Taylor Ridge during the 2010 gold drilling program and intersected significant FMR-style mineralization strongly enriched in both light and heavy REE (see press release dated 27 October 2011. The REE mineralization is associated with coincident and peripheral zones of gold mineralization, and the gold assay results are also reported here.

Carbon Target Area

The Carbon REE target is located approximately 1,200 ft/370m northwest of the Whitetail Ridge deposit along an apparent northwest-trending zone of mineralization (Figure 1). Two reverse-circulation drill holes (SUN-076 and SUN-079) were completed during the 2010 Sundance gold exploration program and cut significant REE mineralization in FMR and unoxidized carbonatite vein material (see news release dated 4 August 2011). The REE mineralization may portend the northwestern extension of the Whitetail Ridge system or, alternatively, a distinct FMR/carbonatite mineralized system. Significant REE-bearing intercepts from the Carbon target area are summarized below. If this mineralization is a continuation of the Whitetail Ridge dike system and the Bull Hill SW system, it may strike up to 5,000ft/1,500m in length. The Carbon target exhibits enrichment in both light and heavy REEs.

Heavy Rare Earth Enrichment

In 2011, the Company identified significant HREE enrichment in FMR and oxide-carbonate carbonatite dikes at the Whitetail Ridge resource area and the East Taylor and Carbon target areas (see news releases dated 4 August and 27 October 2011). The assay results reported here confirm those observations. Preliminary mineralogical studies indicate that the Y-HREE (yttrium-heavy rare earth element) mineralization is found primarily in the RE fluocarbonates, synchysite and parasite, at Whitetail Ridge and Carbon, and in xenotime, and yttrium-vanadiam phosphate, and RE fluocarbonates at East Taylor. Individual RE assays for Eu, Tb, Dy and Y in intercepts greater than 20ft/6.1m from drill holes reported here are summarized below. Values from the Bull Hill Measured and Indicated resource is included for comparison.

The grades for Eu, Tb, Dy and Y are among the highest of any North American REE deposit.

REE assay values are reported by convention as the combined oxide equivalents (REO) of the 15 elements in the lanthanide series plus yttrium. The Bull Hill deposits at the Bear Lodge project contain predominately the light REEs (lanthanum, cerium, praseodymium, neodymium and samarium), with economically important quantities of several of the heavy REEs (europium, dysprosium and terbium). The Whitetail Ridge Resource area and the East Taylor and Carbon target areas have more abundant HREE enrichment, with enhanced abundances of Eu, Dy, Tb and Y (see news release dated 4 August 2011).

For additional information regarding the metallurgy of our deposits, please refer to press releases dated 15 March 2012, 1 March 2012 and 7 September 2011.

Figure 1—Drill hole location map

Bull Hill
REE Assay Update
March 2012
BULL_HILL_ASSAY_UPDATE_COLLAR
BULL_HILL_UPDATE_BEARING
RER_DRILL_2011_COLLAR
543000
544000
4927000
4926000
CARBON
WHITETAIL
TAYLOR
BULL HILL NW
BULL HILL W
BULL HILL SW
Prospects
Mineshaft
RES11-57
RES11-60
RES11-56
RES11-57A
RES11-53
SUN-121C
RES11-54
RES11-47
RES11-15
RES11-46
RES11-29
RES11-34
RES11-50
RES11-51
RES11-49
RES11-36
RES11-37
RES11-48
RES11-32
RES11-33
RES11-28
RES11-31
RES11-23
RES11-38
RES11-58
RES11-40
RES11-43
RES11-41
RES11-52
RES11-55
RES11-59
RES11-44
0
250
500
1,000
Meters
UTM NAD 27 Z13N

Assays, Quality Control and Standard Certification

ALS Chemex conducted the assaying for the REEs reported here in their Vancouver, BC assay facility. ALS Chemex Vancouver is accredited to ISO 9001 and operates according to ALS Group standards consistent with ISO 17025 methods at other laboratories. The samples were prepared and subjected to lithium metaborate fusion, followed by ICP analysis and a mass spectroscopy finish.

Analytical quality is monitored through the use of randomly inserted quality control samples, including standards, blanks and duplicates, which are blinded to the analytical laboratory. Results from the analyses at ALS Chemex are evaluated continuously by Dr. Jeffrey Jaacks, the Company’s QA/QC consultant, who is a Qualified Person according to National Instrument 43-101. The results from the current data set indicate acceptable accuracy and precision. Blank analyses also indicate no issues with carry-over contamination.

Rare Element Resources Ltd (TSX: RES & AMEX: REE) is a publicly traded mineral resource company focused on exploration and development of rare-earth elements and gold on the Bear Lodge property.

REEs are key components of the green energy technologies and other high-technology applications. Some of the major applications include hybrid automobiles, plug-in electric automobiles, advanced wind turbines, computer hard drives, compact fluorescent light bulbs, metal alloys, additives in ceramics and glass, petroleum cracking catalysts and a number of critical military applications. China currently produces more than 95% of the 130,000 tonnes of REEs consumed annually worldwide, and China has been reducing its exports of REEs each year. The REE market is growing rapidly, and is projected to accelerate if the green technologies are implemented on a broad scale.

ON BEHALF OF MANAGEMENT

James G. Clark, Ph.D., Vice President Exploration

For information, refer to the Company’s website at www.rareelementresources.com or contact:

Anne Hite, Director of Investor Relations, (720) 278-2466 or ahite@rarelementresources.com

Donald E. Ranta, PhD, PGeo, serves the Board of Directors of the Company as an internal, technically Qualified Person.  Technical information in this news release has been reviewed by Dr. Ranta and has been prepared in accordance with Canadian regulatory requirements that are set out in National Instrument 43-101.  This news release was prepared by Company management, who take full responsibility for content. Neither TSX Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for statements of historical fact, certain information contained herein constitutes forward-looking statements. Forward looking statements are usually identified by our use of certain terminology, including “will”, “believes”, “may”, “expects”, “should”, “seeks”, “anticipates”, “has potential to”, or “intends” or by discussions of strategy or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Forward-looking statements are statements that are not historical facts, and include but are not limited to, statements regarding our expectations regarding future mineral resource estimates; our plans, objectives and expectations with respect to the Bear Lodge Project; general industry and macroeconomic growth rates and statements regarding future performance.

Forward-looking statements used in this discussion are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond the control of the Company. Forward-looking statements in this document are not a prediction of future events or circumstances, and those future events or circumstances may not occur. If risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.  Important factors than can cause the Company’s actual results to differ materially from those anticipated in the forward-looking statements include risks associated with commodity prices, exploration results, governmental and environmental regulations, permitting, licensing and approval processes for our operations and other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2011, filed with the U.S. Securities and Exchange Commission (“SEC”) as updated by our subsequent filings with the SEC. Given these uncertainties, users of the information included herein, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by U.S. and Canadian securities laws.

Mineral Resources are not Reserves

Mineral resources that are not mineral reserves do not have demonstrated economic viability.  Mineral resource estimates do not account for minability, selectivity, mining loss, and dilution.  These mineral resource estimates are in the measured, indicated, and inferred mineral resource categories. Inferred mineral resources are normally considered too speculative geologically for the application of economic considerations that would enable them to be categorized as mineral reserves. There is also no certainty that these inferred mineral resources will be converted to measured and indicated mineral resource categories through further drilling, or into mineral reserves once economic considerations are applied.